SECURITIES AND EXCHANGE COMMISSION


                     Washington, D.C.  20549


                        -----------------


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                        September 10, 1996
                ---------------------------------
                (Date of earliest event reported)


                        STOKELY USA, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


                   Commission File No. 0-13943



        Wisconsin                                 39-0513230
- ----------------------------                 --------------------
(State or other jurisdiction                 (I.R.S. Employer
 of incorporation)                            Identification No.)



     1055 Corporate Center Drive
     Oconomowoc, Wisconsin                         53066
- ----------------------------------------         ----------
(Address of principal executive offices)         (Zip Code)




                         (414) 569-1800
      ----------------------------------------------------
      (Registrant's telephone number, including area code)


ITEM 5. OTHER EVENTS
        ------------

     Stokely USA, Inc. issued a press release on September 10, 1996, announcing a major restructuring of its core canned vegetable business. The action is designed to substantially improve operating margins in the Company's core business in order to achieve consistently profitable operating results. The margin improvement initiatives will be implemented through a combination of customer value analysis, production consolidation and related reductions in general and administrative areas. Four of the Company's nine processing facilities will be affected by the consolidation moves with two being closed and two expanded. The consolidation moves will increase efficiency while new state-of-the-art equipment in the expanded facilities will further enhance product quality.

     The Company believes the combined effect of the initiatives, when fully implemented, will improve the operating results of its canned vegetable business by over $14 million compared to fiscal 1996. The actions will reduce total employment at the Company by approximately 15% by the end of the current fiscal year. There will be a severance package for all affected full-time employees. The Company will record a nonrecurring charge of $13.1 million in the second quarter ending September 30 related to the restructure. The charge is substantially non-cash.

     Commenting on the announcement, Stokely President and CEO Stephen W. Theobald said, "Clearly Stokely has struggled with the extremely difficult conditions prevailing in our industry during the past several years. Prior efforts to improve the Company's performance by eliminating non-core products and distribution channels were significant and necessary actions. However, in an intensely competitive industry, our actions must go further, they must also attack the way we operate our core business. Our goal here is to build a stronger Company that can better serve its key customer base and build value for its owners. We are embarking on this undertaking despite improving industry dynamics and market conditions because it will make us a stronger player under any circumstances.

     "This core business restructure focuses on the needs of our best customers, and then determines how we can meet those needs most efficiently. We've used a comprehensive approach to improving performance that has affected every line of the income statement. This is a departure from the cost driven approach used in the past, and a difference that I believe substantially improves the outcome. We're changing our approach to market segments and distribution channels to improve the quality of our revenue stream. We've identified major changes in our manufacturing configuration that reduce cost and, at the same time, further improve product quality. And, we've simplified general corporate support. These initiatives affect virtually every part of our business. When we have completed their implementation, we believe we will have a solid foundation on which to build for the future."

     The discussion in this Form 8-K includes certain forward-looking statements based on current management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; vegetable processing industry conditions and price and volume fluctuations; competitive pressures and pricing pressures; inventory risks; supply-related risks; demand-related risks; third party lender actions; and results of Company-specific cost containment and profit enhancement initiatives. Additional factors are described in the Company's other reports filed with the Securities and Exchange Commission.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.
         ------------

     Not Applicable

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 STOKELY USA, INC.
                                 -----------------------------
                                 Registrant



Date:   September 23, 1996       /s/ Stephen W. Theobald
        ------------------       -----------------------------
                                 Stephen W. Theobald
                                 President and Chief Executive
                                 Officer


Date:   September 23, 1996       /s/ Leslie J. Wilson
        ------------------       -----------------------------
                                 Leslie J. Wilson
                                 Vice President - Finance
                                 (Principal Financial Officer)





























                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 STOKELY USA, INC.
                                 -----------------------------
                                 Registrant



Date:   September 23, 1996
        ------------------       -----------------------------
                                 Stephen W. Theobald
                                 President and Chief Executive
                                 Officer


Date:   September 23, 1996
        ------------------       -----------------------------
                                 Leslie J. Wilson
                                 Vice President - Finance
                                 (Principal Financial Officer)